UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Marchex, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 15, 2019

Dear Stockholders of Marchex, Inc.,

We cordially invite you to attend our 2019 Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, September 26, 2019, at 10:00 AM Pacific Time at Marchex, Inc., 520 Pike Street, 1211 Building Conference Center, 12th floor, Seattle Washington.

At this year’s Annual Meeting, the agenda will be as follows:

	Agenda Item	Board Recommendation
Proposal One	To elect four (4) individuals to serve on our Board of Directors for the ensuing year and until their successors are elected	FOR
Proposal Two	To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019	FOR

For our 2019 Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to our stockholders a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which contains, among other things, our 2018 audited consolidated financial statements. The Notice of Internet Availability of Proxy Materials also includes instructions on how you can vote using the Internet, and how you can request and receive, free of charge, a printed copy of our proxy materials, including our 2018 Annual Report, the Notice of Annual Meeting, our proxy statement and a proxy card. The electronic delivery of our proxy materials will reduce our printing and mailing costs and minimize the environmental impact of the proxy materials.

The ability to have your vote counted at the Annual Meeting is an important stockholder right. Regardless of the number of shares you hold, and whether or not you plan to attend the Annual Meeting, we hope that you will promptly cast your vote.

Thank you for your ongoing support and continued interest in Marchex, Inc.

Sincerely,
Marchex, Inc.

Michelle Paterniti
General Counsel and Secretary

Marchex, Inc.

520 Pike Street, Suite 2000

Seattle, Washington 98101

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Time on Thursday, September 26, 2019

Dear Stockholders of Marchex, Inc.:

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Marchex, Inc., a Delaware corporation (“Marchex”), will be held on Thursday, September 26, 2019, at 10:00 AM Pacific Time, at Marchex, Inc., 520 Pike Street, 1211 Building Conference Center, 12th floor, Seattle, Washington, for the following purposes as more fully described in the accompanying proxy statement:

1.	To elect four (4) individuals to serve on our Board of Directors for the ensuing year and until their successors are elected;
2.	To ratify the appointment of Moss Adams LLP (“Moss Adams”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and
3.	To transact any other business that may properly come before the annual meeting and any adjournment or postponement thereof.

Our Board of Directors recommends a vote FOR items 1 and 2. The Board of Directors of Marchex has fixed the close of business on August 2, 2019 as the record date for the Annual Meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote by telephone or Internet by following the voting procedures described in the Notice of Internet Availability of Proxy Materials. If you received printed proxy materials and wish to vote by mail, promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope.

We appreciate your continued support of Marchex.

By order of the Board of Directors,

Michelle Paterniti
General Counsel and Secretary

Seattle, Washington

August 15, 2019

i

PROXY STATEMENT

2019 ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 26, 2019

GENERAL INFORMATION

This proxy statement is being provided to solicit proxies on behalf of the Board of Directors of Marchex, Inc. for use at the 2019 Annual Meeting of Stockholders to be held on September 26, 2019, at 10:00 AM Pacific Time, at Marchex, Inc., 520 Pike Street, 1211 Building Conference Center, 12th Floor, Seattle, Washington, and at any adjournment or postponement thereof. We expect to first make this proxy statement available, together with our Annual Report for the fiscal year ended December 31, 2018, to stockholders on approximately August 15, 2019.

Our principal offices are located at 520 Pike Street, Suite 2000, Seattle, Washington 98101.

In this proxy statement, we refer to Marchex, Inc. as Marchex, we, us or the Company.

Internet Availability of Annual Meeting Materials

Under rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice. This permits us to conserve natural resources and reduces our printing costs, while giving stockholders a convenient and efficient way to access our proxy materials and vote their shares.

We intend to mail the Notice on or about August 15, 2019 to all stockholders of record entitled to vote at the Annual Meeting.

Who May Vote

Only holders of record of our Class A common stock and Class B common stock, at the close of business on August 2, 2019, or the Record Date, will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 4,660,927 shares of Class A common stock and 38,349,728 shares of Class B common stock were issued and outstanding. Each share of Class A common stock is entitled to twenty-five (25) votes at the Annual Meeting and each share of Class B common stock is entitled to one (1) vote at the Annual Meeting. Holders of Class A common stock and Class B common stock will vote together as a single class on all matters that come before the Annual Meeting; accordingly, throughout this proxy statement we refer generally to our outstanding Class A common stock and Class B common stock together as our "Common Stock."

What Constitutes a Quorum

Stockholders may not take action at the Annual Meeting unless there is a quorum present at the meeting. The presence, in person or by proxy, of a majority of the voting power of the outstanding shares of Common Stock entitled to vote as of the close of business on the Record Date constitutes a quorum. Abstentions and broker non-votes will count toward establishing a quorum. Broker non-votes occur when brokers holding shares in street name for beneficial owners do not receive instructions from the beneficial owners about how to vote the shares. An abstention occurs when a stockholder withholds such stockholder's vote by checking the "abstain" box on the proxy card, or similarly elects to abstain via the Internet voting. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, including the ratification of appointment of independent registered accounting firm.

Vote Required

Proposal One: Under applicable law and our current bylaws, the four (4) director candidates who receive the greatest number of votes cast for the election of directors by shares present in person or represented by proxy and entitled to vote shall be elected directors.

Proposal Two: The ratification of the appointment of Moss Adams as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Voting Process

Shares that are properly voted or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted "FOR" Proposals No. 1 and 2.

It is not expected that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

The manner in which your shares may be voted depends on how your shares are held. If you are the record holder of your shares, meaning you appear as the holder of your shares on the records of our stock transfer agent, you may vote those shares via the Internet, or, if you request a printed copy of the proxy materials, via a proxy card for voting those shares included with the printed proxy materials. If you own shares in street name, meaning you are a beneficial owner with your shares held through a bank or brokerage firm, you may instead receive a voting instruction form with this proxy statement that you may use to instruct your bank or brokerage firm how to vote your shares.

Voting on the Internet

You can vote your shares via the Internet by following the instructions in the Notice. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote via the Internet, you do not need to complete and mail a proxy card. We encourage you to vote your shares via the Internet even if you plan to attend the Annual Meeting.

Voting by Mail

You can vote your shares by mail by requesting a printed copy of the proxy materials sent to your address. When you receive the proxy materials, you may fill out the proxy card enclosed therein and return it per the instructions on the card. By signing and returning the proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as "proxies," to vote your shares at the Annual Meeting in the manner you indicate. If you request a printed copy of the proxy materials, we encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting.

Voting by Telephone

You may be able to vote by telephone. If so, instructions are included with your Notice. If you vote by telephone, you do not need to complete and mail your proxy card.

Attendance and Voting at the Annual Meeting

If you are the record holder of your shares, you may attend the Annual Meeting and vote in person. You will be required to present a form of photo identification for admission to the Annual Meeting. If you own your stock in street name, you may attend the Annual Meeting in person provided that you present a form of photo identification and confirmation of ownership, such as a recent brokerage statement or a letter from a bank or broker, but in order to vote your shares at the Annual Meeting you must obtain a "legal proxy" from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to obtain a legal proxy.

Revocation

If you are the record holder of your shares, you may revoke a previously granted proxy at any time before the Annual Meeting by delivering to the Secretary of Marchex, Inc. a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any stockholder owning shares in street name may change or revoke previously given voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Householding

The SEC permits companies to send a single Notice, and for those stockholders that elect to receive a paper copy of proxy materials in the mail one copy of this proxy statement, together with our Annual Report for the fiscal year ended December 31, 2018, to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate Notice, and for those stockholders that elect to receive a paper copy of proxy materials in the mail, one copy of our fiscal 2018 Annual Report and this proxy statement. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses.

We have not instituted householding for stockholders of record; however, certain brokerage firms may have instituted householding for beneficial owners of our Common Stock held through brokerage firms. If your family has multiple accounts holding our Common Stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the Notice, our fiscal 2018 Annual Report and this proxy statement. The broker will arrange for delivery of a separate copy of the Notice, and, if so requested, a separate copy of these proxy materials promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Solicitation of Proxies

We pay the cost of soliciting proxies for the Annual Meeting. We solicit by mail, telephone, personal contact and electronic means and arrangements are made with brokerage houses and other custodians, nominees and fiduciaries to send Notices, and if requested, other proxy materials, to beneficial owners. Upon request, we will reimburse them for their reasonable expenses. In addition, our directors, officers and employees may solicit proxies, either personally or by telephone, facsimile or written or electronic mail.  Stockholders are requested to return their proxies without delay.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this proxy statement, including, but not limited to, statements regarding our future operating results, financial position, prospects, acquisitions, dispositions, and business strategy, expectations regarding our growth and the growth of the industry in which we operate, and plans and objectives of management for future operations are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “seeks” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Quantitative and Qualitative Disclosures About Market Risk” sections in our filings with the Securities and Exchange Commission. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We therefore caution you against relying on any of these forward-looking statements. Also, any forward-looking statement made by us in this proxy statement speaks only as of the date of this proxy statement. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth information regarding the beneficial ownership of our Class A common stock and Class B common stock as of August 2, 2019 by:

•	each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the outstanding shares of our Class A common stock or Class B common stock;
•	each of our directors and nominees for director;
•	each of our current executive officers listed in the “Summary Compensation Table” (“NEOs”); and
•	all of our current directors, nominees for director and executive officers as a group.

Percentage of beneficial ownership is based on 4,660,927 shares of our Class A common stock and 38,349,728 shares of our Class B common stock outstanding as of August 2, 2019. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or restricted stock units held by that person that are currently exercisable or exercisable or issuable upon vesting within 60 days of August 2, 2019, are deemed outstanding. These shares are not, however, deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise noted below, the address for each beneficial owner listed below is c/o Marchex, Inc., 520 Pike Street, Suite 2000, Seattle, Washington 98101.

	Shares Beneficially Owned				% Total
	Class A Common Stock		Class B Common Stock		Voting
Name and, as appropriate, Address of Beneficial Owner	Shares	%	Shares	%	Power (1)
5% Security Holders:
Edenbrook Capital, LLC (2)	—	—	5,500,983	14.3	3.6
2 Depot Plaza
Bedford Hills, NY 10507
Renaissance Technologies LLC (3)	—	—	2,047,634	5.3	1.3
800 Third Avenue New York, NY 10022
Executive Officers and Directors:
Michael Arends (4)	—	—	1,455,023	3.7	*
Dennis Cline (5)	—	—	162,760	*	*
Donald Cogsville (6)	—	—	30,623	*	*
Russell C. Horowitz (7)	4,660,927	100.0	1,349,918	3.4	75.6
M. Wayne Wisehart (8)	—	—	268,645	*	*
All directors and executive officers as a group (5 persons) (9)	4,660,927	100.0	3,266,969	8.2	76.4

Except as indicated in the footnotes below and except as subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

*	Beneficial ownership or total voting power, as the case may be, representing less than one percent.
(1)

Percentage of voting power represents voting power with respect to shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class A common stock shall be entitled to 25 votes per share of Class A common stock and each holder of Class B common stock shall be entitled to 1 vote per share of Class B common stock on all matters submitted to a vote of stockholders, except as may otherwise be required by law. The Class A common stock is convertible at any time by the holder into shares of Class B common stock on a share-for-share basis.

(2)

Based on the most recently available Schedule 13D/A filed with the SEC on December 26, 2018 and Form 4 filed with the SEC on July 30, 2019 by Edenbrook Capital, LLC (“Edenbrook”), an investment manager to certain private investment funds on its behalf; on behalf of Jonathan Brolin (“Brolin”), whose address is 2 Depot Plaza, Bedford Hills, New York, an individual; and on behalf of Edenbrook Long Only Value Fund, LP (“Edenbrook Fund”). Edenbrook and Brolin each report beneficial ownership of 5,500,983 shares of our Class B common stock, and shared voting and dispositive power as to 5,500,983 shares of our Class B common stock. Edenbrook Fund reports beneficial ownership of 4,522,720 shares of our Class B common stock, and shared voting and dispositive power as to 4,522,720 shares of our Class B common stock

(3)

Based on the most recently available Schedule 13G filed with the SEC on February 12, 2019 by Renaissance Technologies LLC (“Renaissance”), an investment advisor on its behalf and on behalf of Renaissance Technologies Holdings Corporation (“Renaissance Holdings Corporation”). Renaissance and Renaissance Holdings Corporation each report beneficial ownership of

2,047,634 shares of our Class B common stock, sole voting power as to 1,841,933 shares of our Class B common stock, sole dispositive power as to 1,883,823 shares of our Class B common stock and shared dispositive power as to 163,811 shares of our Class B common stock.

(4)

Includes: (1) 296,500 shares of restricted stock subject to vesting; (2) 630,169 shares of our Class B common stock subject to options that are currently exercisable or exercisable within 60 days of August 2, 2019; (3) 10,500 shares of our Class B common stock held by the Nicole Marie Arends 2003 Trust for the benefit of Nicole Marie Arends, the daughter of Mr. Arends, for which shares Mr. Arends disclaims beneficial ownership; (4) 18,100 shares of Class B common stock held in an Individual Retirement Account for the benefit of Mr. Arends; and (5) 6,500 shares of Class B common stock held in an Individual Retirement Account for the benefit of Diana Arends, Mr. Arends’ wife.

(5)

Includes: (1) 15,000 shares of restricted stock subject to vesting; (2) 22,500 shares of our Class B common stock subject to options that are currently exercisable or exercisable within 60 days of August 2, 2019; (3) 28,500 shares of our Class B common stock held by DMC Investments, LLC, a limited liability company of which Mr. Cline is the managing member; and (3) 10,000 shares of our Class B common stock held by the Colburn Cline Trust for the benefit of Colburn Cline, the son of Mr. Cline, for which shares Mr. Cline disclaims beneficial ownership.

(6)

Includes: (1) 15,000 shares of restricted stock subject to vesting; and (2) 15,000 shares of our Class B common stock subject to options that are currently exercisable or exercisable within 60 days of August 2, 2019.

(7)

Includes: (1) 4,660,927 shares of our Class A common stock held by MARRCH Investments, LLC; (2) 254,000 shares of restricted stock subject to vesting; (3) 785,500 shares of our Class B common stock subject to options that are currently exercisable or exercisable within 60 days of August 2, 2019; and (4) 5,000 shares of Class B common stock held in an Individual Retirement Account for the benefit of Mr. Horowitz. Mr. Horowitz is the managing member of MARRCH Investments, LLC and, as such, may be deemed to exercise voting and investment power over the shares held by this entity.

(8)

Includes 15,000 shares of restricted stock subject to vesting; and (2) 22,500 shares of our Class B common stock subject to options that are currently exercisable or exercisable within 60 days of August 2, 2019.

(9)

Includes an aggregate of: (1) 4,660,927 shares of our Class A common stock; (2) 1,791,300 shares of our Class B common stock which includes 20,500 shares for which beneficial ownership has been disclaimed; and (3) 1,475,669 shares of our Class B common stock subject to options that are currently exercisable or exercisable within 60 days of August 2, 2019.

PROPOSAL ONE—ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

The Board of Directors currently consists of four (4) individuals. Directors are elected to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified. The names and the respective ages of the four (4) nominees as of August 2, 2019 are set forth below:

Name	Age	Position	Director Since
Dennis Cline (1)(2)(3)	59	Director	May 2003
Donald Cogsville (1)(2)(3)	54	Director	April 2019
Russell C. Horowitz	53	Executive Chairman and member of the Office of the CEO	August 2017
M. Wayne Wisehart (1)(2)(3)	73	Director	November 2008
(1)	Member of the Audit Committee.
(2)	Member of the Nominating and Governance Committee.
(3)	Member of the Compensation Committee.

Set forth below is a description of the business experience of each current director, including a discussion of the specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that those individuals should serve as our directors.

Dennis Cline. Mr. Cline has served as a member of our Board of Directors since May 2003. Since 2013, Mr. Cline has served on the board of advisors of Blackstratus, a provider of security information event management products and services. Previously, Mr. Cline served on the board of directors of TraceSecurity, a provider of cloud-based security solutions, from 2003 to 2015. From 2004 to 2006, Mr. Cline served as Chief Executive Officer and Executive Chairman of netForensics, a provider of security event information management. Prior to joining netForensics as its Chief Executive Officer, Mr. Cline was Managing Partner of DMC Investments, a firm he founded in 2000, which provides capital and consulting services to technology companies. From 1988 to 2000, Mr. Cline was the CEO of DirectWeb, a provider of computer hardware and Internet access for consumers. Prior to DirectWeb, Mr. Cline was a senior executive at Network Associates, a provider of computer security solutions. Mr. Cline received his J.D. from Rutgers School of Law and his B.A. from Rutgers University. Mr. Cline brings extensive governance, marketing, sales and broad management expertise to the board.

Donald Cogsville. Mr. Cogsville has served as a member of our Board of Directors since April 2019.  Mr. Cogsville is the Chief Executive Officer of The Cogsville Group, LLC, a New York-based, private equity real estate investment firm founded in 2007.  Mr. Cogsville began his career as an attorney in the Structured Finance Group at Skadden, Arps, Slate, Meagher & Flom LLP. Subsequently, Mr. Cogsville joined the Leveraged Finance Group at Merrill Lynch as an investment banker.  Additionally, Mr. Cogsville serves or has served on the Board of Visitors of University of North Carolina, The New York Urban League, Jazz at Lincoln Center, The Amsterdam News Editorial Board and founded the non-partisan voter registration initiative, Citizen Change. Mr. Cogsville received his J.D. from Rutgers School of Law and his B.A. from University of North Carolina at Chapel Hill. Mr. Cogsville brings extensive operational, finance and transactional experience to the board.

Russell C. Horowitz. Mr. Horowitz is a founder of our Company and has served as our Executive Chairman since April 2019 and as a member of the Office of the CEO since October 2016. Previously, Mr. Horowitz served as our Executive Director since August 2017 and as a consultant to the Company from May of 2016 through August 2017. Prior to serving as a consultant to the Company, Mr. Horowitz served as Executive Director from February 2015 to May 2016 and as CEO, Treasurer and Chairman of the Board from inception to February 2015. Mr. Horowitz was previously a founder of Go2Net, a provider of online services to merchants and consumers, including merchant Web hosting, online payment authorization technology, and Web search and directory services. He served as its Chairman and Chief Executive Officer from its inception in February 1996 until its merger with InfoSpace in October 2000, at which time Mr. Horowitz served as the Vice Chairman and President of the combined company through the merger integration process. Additionally, Mr. Horowitz served as the Chief Financial Officer of Go2Net from its inception until May 2000. Prior to Go2Net, Mr. Horowitz served as the Chief Executive Officer and a director of Xanthus Management, LLC, the general partner of Xanthus Capital, a merchant bank focused on investments in early-stage companies, and was a founder and Chief Financial Officer of Active Apparel Group, now Everlast Worldwide. Mr. Horowitz received a B.A. in Economics from Columbia College of Columbia University. Mr. Horowitz brings historic knowledge and continuity together with extensive operational and industry expertise to the board.

M. Wayne Wisehart. Mr. Wisehart has served as a member of our Board of Directors since November 2008. From February 2010 to November 2010, Mr. Wisehart served as Chief Financial Officer for All Star Directories, a publisher of online and career school directories. Mr. Wisehart previously served as the Chief Financial Officer of aQuantive, Inc. (formerly Avenue A Media, Inc.), a leading global digital marketing company, which was acquired by Microsoft in August 2007. Prior to aQuantive, Mr. Wisehart served as Chief Financial Officer of Western Wireless Corporation, a cellular phone service provider, which was acquired by Alltel in August 2005. Mr. Wisehart also served as the Chief Financial Officer from 2000 to 2002 of iNNERHOST, Inc., a Web hosting service’s company, as President and Chief Executive Officer from 1999 to 2000 of TeleDirect International Inc., a company that provide customer interaction systems, and as the President and Chief Executive Officer from 1997 to 1998 of Price Communications Wireless. Mr. Wisehart also serves on the Board of Directors of Centri Technology, Inc. Mr. Wisehart received a B.S. degree in Business from the University of Missouri-St. Louis. Mr. Wisehart brings extensive financial and accounting expertise to the board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE TO THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Board Independence

The Board of Directors determined that, other than Mr. Horowitz, each of the members of the board is an independent director in accordance with NASDAQ listing standards.

Committees and Meeting Attendance

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of these committees operates under a written charter adopted by the board. Copies of these charters are available on our website at www.marchex.com. The Board of Directors held five meetings and took action by written consent on eight occasions during the fiscal year ended December 31, 2018. Each of the standing committees of the board held the number of meetings indicated below. During the last fiscal year, each of our directors attended at least 75% of the total number of meetings of the board and committees of the board on which such director served during that period. We encourage director representation at our annual meetings of stockholders. Our Chairman attended last year’s annual meeting.

The following table sets forth the three standing committees of the board, the members of each committee, the number of meetings held by each committee, and the number of committee actions taken by written consent during the 2018 fiscal period:

Name of Director	Audit	Compensation	Nominating and Governance
Dennis Cline	Member	Chair	Chair
Anne Devereux-Mills	Member	Member	Member
M. Wayne Wisehart	Chair	Member	Member
Number of Meetings	8	4	4
Action by Written Consent	6	8	1

Audit Committee

The Audit Committee is currently comprised of Messrs. Wisehart (Chair), Cogsville and Cline. Each of the members of the Audit Committee is independent for purposes of the NASDAQ listing standards as they apply to Audit Committee members and each member of the Audit Committee is an Audit Committee financial expert, as defined in the rules of the Securities and Exchange Commission. The Audit Committee operates under a charter that is available on our website at www.marchex.com. The functions of the Audit Committee include reviewing, with the Company’s independent registered public accounting firm, the scope and timing of the independent registered public accounting firm’s services, the independent registered public accounting firm’s report on the Company’s consolidated financial statements and internal control over financial reporting following completion of the Company’s audits, and the Company’s internal accounting and financial control policies and procedures, and making annual recommendations to the Board of Directors for the appointment of independent registered public accounting firm for the ensuing year. Additional information regarding the Audit Committee is set forth in the Audit Committee Report below.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Cogsville (Chair), Cline and Wisehart. Each of the members of the Compensation Committee is independent for purposes of the NASDAQ listing standards. The Compensation Committee operates under a charter that is available on our website at www.marchex.com.

The purpose of the Compensation Committee is to assist the Board of Directors in carrying out its responsibilities with respect to: (i) overseeing the Company’s compensation policies and practices; (ii) reviewing and approving annual compensation and compensation procedures for the Company’s executive officers; and (iii) overseeing and recommending director compensation to the Board of Directors. More specifically, the Compensation Committee’s responsibilities include overseeing the Company’s general compensation structure, policies and programs, and assessing whether the Company’s compensation structure establishes appropriate incentives for management and employees; making recommendations to the Board of Directors with respect to, and administering, the Company’s incentive compensation and equity-based compensation plans, including the Company’s stock option plan and employee stock purchase plan; reviewing and approving compensation procedures for the Company’s executive officers; recommending to the independent directors for approval the compensation of the Company’s executive officers based on relevant corporate goals and objectives and the Board of Directors’ performance evaluation of the Company’s executive officers; reviewing and recommending to the Board of Directors employment, retention, restricted stock and severance agreements for executive officers, including change in control provisions, plans or agreements; reviewing the compensation of directors for service on the Board of Directors and its committees. Regarding most compensation matters, including executive and director compensation, the Company’s management provides recommendations to the Compensation Committee. The Compensation Committee has delegated its authority to grant equity and other awards under the Company’s stock incentive plan to eligible employees who are not executive officers to the Stock Option Grant Subcommittee within certain pre-approved limits. The Stock Option Grant Subcommittee currently consists of Mr. Arends and Ms. Paterniti and such committee regularly reports any grants made to the Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee is currently comprised of Messrs. Cline (Chair), Cogsville and Wisehart. Each of the members of the Nominating and Governance Committee is independent for purposes of the NASDAQ listing standards. The Nominating and Governance Committee operates under a charter that is available on our website at www.marchex.com. The Nominating and Governance Committee identifies individuals qualified to become board members, recommends to the board those persons to be nominated for election to our board at the annual meeting of stockholders, develops and recommends to the board a set of corporate governance principles applicable to the Company and oversees the annual evaluation of the board.

Nomination of Directors

The Nominating and Governance Committee may use third party executive search firms to help identify prospective director nominees. The Nominating and Governance Committee has not established specific minimum age, education, experience, or skill requirements for potential members, but, in general, expects that qualified candidates will have high-level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems, and will be able to represent the interests of the stockholders as a whole rather than special interest groups or constituencies. The Nominating and Governance Committee considers each candidate’s character, integrity, judgment, skills, background, experience of particular relevance to the Company, ability to work well with others and time available to devote to board activities, among other factors. The Nominating and Governance Committee also considers the interplay of a candidate’s background and expertise with that of other board members, and the extent to which a candidate may be a desirable addition to any committee of the board. The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

The Nominating and Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Governance Committee does not assign specific weights to particular criteria. Rather, the Board of Directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. The Nominating and Governance Committee believes that it is essential that the board members represent diverse viewpoints. The Nominating and Governance Committee’s goal is to assemble a board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.

Our evaluations of potential directors include, among other things, an assessment of a candidate’s background and credentials, personal interviews, and discussions with appropriate references. Once we have selected appropriate candidates, we present them to the full board for election if a vacancy occurs or is created by an increase in the size of the board during the course of the year, or for nomination if the director is to be first elected by stockholders.

Marchex stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names and appropriate supporting background and biographical information to: Marchex, Inc., 520 Pike Street, Suite 2000, Seattle, Washington 98101, Attention: General Counsel. The recommendation must include any relevant information, including the candidate’s name, home and business contact information, detailed biographical data and qualifications, and information regarding any relationships between the candidate and the Company within the last three years. Acceptance of a recommendation does not mean that the committee will ultimately nominate the recommended candidate.

Code of Conduct and Code of Ethics

The Company has adopted a code of conduct applicable to each of the Company’s officers, directors and employees, and a code of ethics applicable to the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s senior financial officers, as contemplated by Section 406 of the Sarbanes-Oxley Act of 2002 and both codes are available on our website at www.marchex.com.

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance guidelines to ensure effective corporate governance which are available on our website at www.marchex.com.

Board Leadership Structure

The Board of Directors does not have a specific policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the board. The Board of Directors is responsible for the control and direction of the Company.

The Board of Directors is currently comprised of independent members, as independence is defined under the NASDAQ Listing Standards along with the Executive Chairman. The leadership structure of the Company has varied over time as the demands of the business, the composition of the Board, and the ranks of our senior executives have changed, and the Board has utilized this flexibility to establish the most appropriate structure at any given time.

Currently the duties and responsibilities of the chief executive officer are performed by the Office of the CEO consisting of Michael Arends (Chief Financial Officer) and Russell C. Horowitz (Executive Chairman).

Board’s Role in Risk Management

The Board of Directors, as a whole and also at the committee level, is responsible for oversight of our risk assessment and management process. Management is responsible for the Company’s day-to-day risk management activities. The Audit Committee periodically reviews risks and exposures associated with financial matters and financial reporting, the Compensation Committee oversees risks relating to compensation programs and policies, and the Nominating and Governance Committee oversees risks associated with Board and corporate governance matters. Furthermore, the Board of Directors periodically reviews risk management matters, including as part of its ongoing corporate strategy review, and is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

Board Effectiveness

The Board of Directors performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations.

Executive Session

The corporate governance guidelines provide that the Company’s independent directors shall meet regularly (not less than two times per year) in executive session at which only the Company’s independent directors shall be present. The independent directors met in executive session four times during the fiscal year ended December 31, 2018.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during 2018, are or have been an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During fiscal year 2018, none of the Company’s executive officers served on the Compensation Committee (or its equivalent) or Board of Directors of another entity any of whose executive officers served on the Company’s Compensation Committee or Board of Directors.

Communications with Directors

The Board of Directors provides a process for Marchex stockholders to send communications to the Board of Directors. Any stockholder who desires to contact the Board of Directors may do so by writing to: Marchex, Inc., 520 Pike Street, Suite 2000, Seattle, Washington 98101, Attention: Michelle Paterniti, Secretary. Communications received by mail will be screened by the Secretary for appropriateness before either forwarding to or notifying the members of the Board of Directors of receipt of a communication.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on Proxy Card)

The Board of Directors has reappointed the firm of Moss Adams LLP (“Moss Adams”) to serve as our independent registered public accounting firm for the current fiscal year. Stockholder ratification of the selection of Moss Adams as Marchex’s independent registered public accounting firm is not required by Marchex’s bylaws, Delaware corporate law or otherwise. Notwithstanding the foregoing, the Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of Moss Adams as our independent registered public accounting firm, the Board of Directors will consider whether to retain that firm for the year ending December 31, 2019 and will consider the appointment of another independent registered public accounting firm. Moss Adams was the independent registered public accounting firm for the year ended December 31, 2018. Representatives of Moss Adams are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders present at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP.

In addition to audit services, KPMG LLP, Marchex’s prior independent registered accounting firm, and Moss Adams also provided certain non-audit services to Marchex in 2017 and 2018. The terms of Marchex’s engagement with KPMG provide for alternative dispute resolution procedures and exclude the award of punitive damages, and for Moss Adams for alternative dispute resolution procedures.

INDEPENDENT REGISTERED ACCOUNTING FIRM FEES

On June 23, 2017, the Audit Committee approved the selection of Moss Adams to serve as Marchex’s independent registered public accounting firm. KPMG LLP (“KPMG”) served as Marchex’s independent registered public accounting firm for the fiscal year ended December 31, 2016, and through June 23, 2017.

Accounting Fees and Services

During fiscal years 2017 and 2018, KPMG and Moss Adams provided professional services in the following categories and amounts:

Fee Category	2017		2018
	KPMG	Moss Adams	KPMG	Moss Adams
	($)	($)	($)	($)
Audit Fees (1)	914,000	226,000	20,000	324,000
Audit-Related Fees (2)	None	8,000	None	48,000
Tax Fees (3)	88,000	39,000	None	38,000
Total All Fees	1,002,000	273,000	20,000	410,000

(1)

Audit Fees consist of professional services rendered for the audit of Marchex’s fiscal year consolidated financial statements and effectiveness of the internal control over financial reporting, interim review of the condensed consolidated financial statements included in the quarterly reports, and consent and review of registration statements.

(2)	Audit-Related Fees consist of professional services rendered for assurance and related services.
(3)	Tax fees consist of fees for professional services for tax return preparation and consultation on matters related to, state and local tax considerations and tax credits.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG and Moss Adams and the Audit Committee has concluded that it is.

The Audit Committee pre-approved 100% of the 2017 and the 2018 services and fees above pursuant to the pre-approval policy described below.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Registered Public Accounting Firm

The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm during the fiscal year. The Audit Committee pre-approves services by authorizing specific projects within the categories outlined above, subject to the budget for each category. The Audit Committee’s charter delegates to its chairman the authority to address any requests for pre-approval of services between Audit Committee meetings, and the chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the U.S. Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

We reviewed Marchex’s audited financial statements for the fiscal year ended December 31, 2018 and discussed these financial statements with Marchex’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Marchex’s management is responsible for Marchex’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Marchex’s independent registered public accounting firm, Moss Adams LLP (“Moss Adams”), is responsible for performing an independent audit of Marchex’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report on those financial statements and issuing a report on the effectiveness of Marchex’s internal control over financial reporting as of the end of the fiscal year. Our responsibility is to monitor and review these processes. We also reviewed and discussed with Moss Adams the audited financial statements and the matters required by SEC Regulation S-X Rule 2-07 and Auditing Standard No. 1301, Communications with Audit Committees.

Moss Adams provided us with the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence. This rule requires independent registered public accounting firms annually to disclose in writing all relationships that in the independent registered public accounting firm’s professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. In addition to engaging in this discussion with Moss Adams regarding its independence, we also considered whether Moss Adams’ provision of other, non-audit related services to Marchex is compatible with maintaining Moss Adams’ independence.

Based on our discussions with management and Moss Adams, and our review of information provided by management and Moss Adams, we recommended to the Marchex Board of Directors that the audited financial statements be included in Marchex’s Annual Report on Form 10-K for the year ended December 31, 2018.

Respectfully submitted,

THE AUDIT COMMITTEE

Dennis Cline

Donald Cogsville

M. Wayne Wisehart, Chair

ADDITIONAL INFORMATION RELATING TO OUR EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers

Our executive officers, and their respective ages, as of August 2, 2019, are as follows:

Name	Age	Position
Michael Arends	48	Chief Financial Officer and member of the Office of the CEO
Russell C. Horowitz	53	Executive Chairman and member of the Office of the CEO

Biographical information for Russell C. Horowitz who has been nominated as a director is set forth above (See “Proposal One – Election of Directors”) and biographical information for all other executive officers is set forth below.

Michael Arends. Mr. Arends has served as our Chief Financial Officer since May 2003 and as a member of the Office of the CEO since October 2016. Prior to joining Marchex, Mr. Arends held various positions at KPMG since 1992, most recently as a Partner in KPMG’s Pacific Northwest Information, Communications and Entertainment assurance practice. Mr. Arends is a Certified Public Accountant and a Chartered Accountant and received a Bachelor of Commerce degree from the University of Alberta.

Compensation Discussion and Analysis

The Role of Stockholder Say-On-Pay Votes

In August 2017, we held a stockholder advisory vote to approve the compensation of our named executive officers (the “say-on-pay proposal”). Our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 89% of stockholder votes cast in favor of the say-on-pay proposal. The Compensation Committee believes this affirms the stockholders’ support of our approach to executive compensation and did not change its approach in 2018.

The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for the named executive officers.

Overview

We established an Office of the CEO in October 2016 which currently consists of Michael Arends and Russell C. Horowitz. The Office of the CEO performs the duties and responsibilities of the CEO.

Our “named executive officers”, or “NEOs”, are:

Michael Arends	Chief Financial Officer and member of the Office of the CEO
Russell C. Horowitz	Executive Chairman and member of the Office of the CEO
Ethan Caldwell	Former Chief Administrative Officer, General Counsel, Secretary and former member of the Office of the CEO, who ceased serving as an executive officer of the Company in December 2018

You can find detailed information regarding the compensation we paid to our NEOs in the tables that begin on page 18.

Our executive compensation programs are intended to serve two related goals:

•

Long-Term Retention of our Strong Management Team. We believe that our continued success depends on our ability to retain our experienced, complementary and dedicated management team. Although we always consider the ultimate interest of our stockholders in setting NEO compensation, we also must acknowledge that our executives face many career options and we therefore must provide strong incentives for them to continue to participate in our growth.

•

Long-Term Growth in Stockholder Value. We believe that management compensation packages should reflect as much as possible the risk and opportunity experienced by our stockholders. As a result, we strongly emphasize performance-based compensation arrangements which reward NEOs for contributions to our long-term growth and overall corporate success.

We believe that this long-term focus will appropriately reward our management team for performance that will most benefit our Company and stockholders. We think that a focus on shorter-term results could inappropriately over- or under-compensate our executives due to short-term fluctuations that do not as accurately reflect our corporate growth and the corresponding benefit to our stockholders.

Our “long-term” emphasis results in NEO compensation packages that are weighted significantly towards long-term equity grants, with a relatively low proportion of NEO compensation derived from cash salaries. Annual cash bonuses to our NEOs are generally paid under our annual incentive plan, which ties such bonus payments directly to our annual corporate performance.

The Compensation Committee is responsible for setting the compensation and benefits for our executive officers, to determine distributions and grants of awards under our various stock and other incentive plans and to assume responsibility for all matters related to the foregoing. Meetings of the Compensation Committee are called by the chair of the committee and the chair sets the agenda for each committee meeting. In performing its responsibilities, the Compensation Committee typically invites, for all or a portion of each meeting, members of the Office of the CEO and other members of management to its meetings. Members of the Office of the CEO meet with the Compensation Committee on an ongoing basis to discuss the objectives and performance of Marchex’s NEOs. For compensation decisions relating to our executive officers, the Compensation Committee considers recommendations from members of the Office of the CEO, who utilize various industry compensation surveys as part of our company wide annual compensation review process. After receipt and discussion of such recommendations with members of the Office of CEO, the Compensation Committee meets to ultimately determine the compensation packages for each of our executive officers. Members of the Office of the CEO do not participate in deliberations regarding their individual compensation.

Role of a Compensation Consultant

The duties of any compensation consultant we engage are generally to evaluate executive compensation, perform an analysis on realized pay alignment with financial and stock performance, discuss general compensation trends, provide competitive market practice data and benchmarking, participate in the design and implementation of certain elements of the executive compensation program and assist our Office of the CEO in developing compensation recommendations to present to the Compensation Committee for the executive officers other than the members of the Office of the CEO. The Compensation Committee may accept, reject or modify any recommendations by compensation consultants or other outside advisors. The compensation consultant does not make specific recommendations on individual amounts for the executive officers or the independent directors, nor does the consultant determine the amount or form of executive and director compensation.

In February 2016, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant. The Compensation Committee conducted an assessment of Pearl Meyer’s independence relative to standards prescribed by the SEC and determined that no conflicts existed. Historically, the Company has not used a compensation consultant for executive compensation matters and the Company did not use a compensation consultant for the 2017 and 2018 period.

NEO Compensation for 2018

Our Compensation Committee in reviewing our executive compensation packages assesses salary, salary history, the number and value of shares owned by our executives, prior equity grants and vesting and exercise history. The Compensation Committee also considers data regarding compensation paid at public media, internet and technology-based companies of comparable size to our Company and which could compete for the services of our NEOs. Although the compensation practices of our competitors instruct our review, we use that data only to gain perspective and do not “benchmark” our compensation to any particular level. The Compensation Committee consults with outside counsel in its review.

Competitive Positioning

The Compensation Committee periodically reviews competitive data regarding compensation at various comparable peer companies. We do not benchmark compensation levels to fall within specific ranges compared to selected peer groups in our industry. We use the information developed by management and counsel using proxy data for peer group companies to gain a general understanding of current compensation practices.

Base Salary

The 2018 salaries shown in the Summary Compensation Table on page 18 were set by our Compensation Committee based on the compensation review discussed above, as well as a consideration of each NEO’s total compensation package including prior equity grants, exercise history, and existing stock ownership. Base salaries are a necessary part of our compensation program and provide executives with a fixed portion of pay that is not performance-based. Our goal is to provide competitive base pay levels. Historically, the Compensation Committee considered our desire to maintain cash remuneration as a relatively small portion of overall compensation. In addition, the Compensation Committee considered each NEO’s skills, experience, level of responsibility, performance and contribution to our Company. The Compensation Committee also took into account in conjunction with the NEO’s specific areas of responsibilities and objectives, each NEO’s contribution to the Company’s overall success as a member of the management team. The Compensation Committee considers the relative compensation levels among all the members of the management team to ensure the Company’s executive compensation programs are internally consistent and equitable. All salaries are reviewed at least annually and subject to future adjustment by the Compensation Committee.

Equity Compensation

All of our employees and directors are eligible to receive options, shares of restricted stock, and/or restricted stock units under our 2012 Stock Incentive Plan (the “2012 Stock Plan”).

The Compensation Committee does not automatically grant equity to NEOs every year. The Compensation Committee takes into account the various factors outlined in the discussion of base salary above as well as the Company’s financial performance and its impact on stockholder value and also analyzes existing NEO equity holdings and prior equity awards to take into account whether additional grants are appropriate and necessary to recalibrate the cash-equity balance of NEO compensation packages.

On August 21, 2018, the Compensation Committee granted stock options to Mr. Arends for our Class B common stock under the 2012 Stock Plan (with time-based vesting), based on the compensation review discussed above. The Compensation Committee determined the size of Mr. Arends’ equity grant based on a consideration of his existing stock ownership and outstanding equity grants awarded in prior years. Given its vesting schedule, we believe that this equity grant will help further motivate Mr. Arends to continue to focus on the long-term success of our business enterprise. You can find more information regarding this grant, including its vesting schedule, by referring to our Outstanding Equity Awards at 2018 Fiscal Year-End Table on page 18.

Most equity awards for employees are tied to their annual performance reviews and are generally granted following the release of our fourth quarter financial results. We may occasionally make employee grants outside of that review process and such awards typically are granted as of the date the grant is approved. All new-hire awards have a grant date set to correspond to the date of hire. All options have an exercise price set at the closing market price of our Class B common stock on the grant date.

Annual Incentive Plan

The Compensation Committee originally adopted our annual incentive plan in 2006 and as amended to date (the “Incentive Plan”) to motivate and reward key employees for enabling our Company to achieve specified corporate objectives together, to increase the competitiveness of our management compensation packages without increasing our fixed costs, and to align management compensation with key measures of our financial performance.

The Compensation Committee in its discretion determines the maximum amount available for award, in the aggregate, to all plan participants in light of the number of participants and the Company’s resources. The Compensation Committee also determines the participants in the pool. Eligibility determinations are based upon the Compensation Committee’s assessment of the importance of a participant’s role, together with such participant’s overall cash and equity compensation level. Finally, the Compensation Committee determines the measures of performance on which bonus awards are based, using any of the following as it determines in its sole discretion:

•	revenues;
•	pre-tax income;
•	adjusted operating income before amortization;
•	operating income before amortization;
•	operating income;
•	net earnings;
•	net income;

•	cash flow or funds from operations;
•	adjusted earnings per share;
•	earnings per share;
•	appreciation in the fair market value of our stock;
•	cost reduction or savings;
•	implementation of critical processes or projects; or
•	adjusted earnings before interest, taxes, depreciation and amortization, or adjusted earnings before any of them.

The Compensation Committee determined that for the 2018 fiscal period, a maximum aggregate bonus pool of $776,328 would be available for award to plan participants based upon the achievement of updated revenue and adjusted OIBA targets at the highest threshold. The participants for the 2018 fiscal period were Michael Arends, Ethan Caldwell and Russell Horowitz. The target bonus payout percentages were 25 to 175% based on the performance target category and were based on achieving specified revenue (new revenue and total revenue) and adjusted OIBA targets for the 2018 fiscal year with each target category weighted 33 1/3%.

The Compensation Committee elected to use these revenues and adjusted OIBA targets because it believes that such targets most accurately reflect our growth and improvements in our corporate performance without the impact of certain non-cash and non-recurring expenses which the Company does not regard as ongoing costs of doing business. The Compensation Committee set a range of specific revenue and adjusted OIBA targets based on a review of our actual revenue and adjusted OIBA for the fiscal year ended December 31, 2017 and our budgeted revenue and adjusted OIBA for the 2018 fiscal year. At the low end of the range, the targets were intended to be difficult but realistic given our expectations regarding corporate performance. The high end of the range, intended to reflect “optimum” Company performance, were set in consideration of our projected financial results and were considered “stretch” goals.

The Compensation Committee also has absolute discretion to award no bonuses at all even if the highest target is achieved. It is our intention that any such bonus payments would still constitute a relatively small percentage of our NEO compensation so that the bulk of their compensation package will remain dependent on our long-term growth. For 2018, the Compensation Committee awarded cash bonuses under the Incentive Plan in the amount of $22,878 to Mr. Horowitz, $68,438 to Mr. Caldwell, and $377,825 to Mr. Arends.

Cash Bonuses

On August 21, 2017, the Compensation Committee separately approved the following performance cash bonus parameters applicable to Mr. Horowitz: performance cash bonuses subject to the execution of certain customer or partner contracts with each contract exceeding certain annualized minimum contract values and assuming continued employment at each such payment date (a) in the amount of $250,000 (the “First Performance Payment”)  if such conditions are met on or before December 31, 2017, and (b) additional incremental performance cash bonuses in two tranches of $125,000 each, if such incremental performance conditions are met for one or both tranches on or before August 31, 2018 (collectively, the “Second Performance Payments”). The First Performance Payment and Second Performance Payment parameters were met and such amounts were paid to Mr. Horowitz in 2017 and 2018, respectively.

Risk Assessment of Compensation Policies and Practices

We believe our compensation policies and practices do not promote imprudent risk taking. In this regard, we note the following: (i) our annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards longer-term Company goals; (ii) we do not offer short-term incentives that might drive high-risk investments at the expense of long-term Company value; and (iii) our compensation programs are weighted towards offering long-term incentives that reward sustainable performance, especially when considering our executive share ownership. Accordingly, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table (1)

The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2017 and 2018, as applicable, by our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-equity compensation ($)	All Other Compensation ($) (4)	Total ($)
Michael Arends	2018	297,500	—	—	93,160	377,825	10,160	778,645
Chief Financial Officer and	2017	294,063	150,000	216,750	181,700	278,438	13,130	1,134,081
member of the Office of the CEO
Russell C. Horowitz (5)	2018	255,000	250,000	41,250	21,000	22,878	—	590,128
Executive Chairman and member of the Office of	2017	92,083	250,000	524,511	150,100	—	155,605	1,172,299
the CEO
Former Executive Officer:
Ethan Caldwell(6)	2018	292,500	—	—	—	68,438	—	360,938
Former Chief Administrative Officer,	2017	289,063	—	115,600	237,000	277,617	—	1,090,075
General Counsel, Secretary
and former member of the Office of the CEO

(1)	Includes only those columns relating to compensation awarded to, earned by or paid to the NEOs in 2017 and 2018.

(2)

These amounts do not reflect whether the NEO has actually realized or will realize a financial benefit from the awards (such as by vesting of a restricted stock award). Amounts represent the aggregate grant date fair value of restricted stock each year computed in accordance with FASB ASC 718, excluding the effect of forfeitures. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of each stock award, refer to note 5 to the consolidated financial statements contained in our 2018 Annual Report on Form 10-K filed on March 18, 2019.

(3)

These amounts do not reflect whether the NEO has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Amounts represent the aggregate grant date fair value of option awards each year computed in accordance with FASB ASC 718, excluding the effect of forfeitures. The fair value of the shares underlying the option awards that vest based on time is estimated using the Black-Scholes option pricing model. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of each stock award, refer to note 5 to the consolidated financial statements contained in our 2018 Annual Report on Form 10-K filed on March 18, 2019.

(4)

Unless otherwise noted, the total of all perquisites and personal benefits of each NEO falls below the reportable amount for disclosure within this table. Mr. Arends’ amounts in 2017 and 2018 exceeded the reportable amount and includes the Company’s 401K matching contribution, auto allowance and life insurance premium.

(5)

Mr. Horowitz received an annual director restricted stock grant of 15,000 shares and 15,000 options under Marchex’s 2012 Stock Incentive Plan with fifty (50%) percent of such shares of restricted stock and options vesting on the first and second annual anniversary of September 27, 2018, respectively, and with vesting in full in the event of a Change in Control. Mr. Horowitz was paid a performance cash bonus of $250,000 in two tranches of $125,000 each in connection with the execution of certain customer or partner contracts prior to August 31, 2018.

(6)

Mr. Caldwell entered into an agreement with the Company on March 26, 2019 pursuant to which Mr. Caldwell terminated his employment effective March 27, 2019 (the “Termination Date”) and entered into a one (1) year consulting agreement commencing on the Termination Date pursuant to which Mr. Caldwell will receive an aggregate amount of $292,500 through the one (1) year anniversary of the Termination Date and the Company awarded Mr. Caldwell a restricted stock grant under the Company’s 2012 Stock Incentive Plan to purchase 40,000 shares of Marchex’s Class B common stock with vesting in equal quarterly amounts over the one (1) year period from the Termination Date.

Outstanding Equity Awards at 2018 Fiscal Year-End (1)

The following table sets forth certain information with respect to the value of all unexercised options and unvested stock awards previously awarded to our NEOs as of December 31, 2018. Certain option and stock awards provide for accelerated vesting, in certain circumstances. For more information on these acceleration provisions, please refer to Potential Payments upon Termination or Change in Control at page 20.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Michael Arends
Stock Options	8/12/2009		21,601	—	4.63	8/12/2019	—	—
Stock Options	5/11/2010		13,167	—	4.89	5/11/2020	—	—
Stock Options	12/20/2010		98,000	—	8.77	12/20/2020	—	—
Stock Options	12/20/2011		100,000	—	6.35	12/20/2021	—	—
Stock Options	12/20/2012		70,090	—	4.41	12/20/2022	—	—
Stock Options	12/20/2013		140,000	—	8.94	12/20/2023	—	—
Stock Options	4/21/2016	(3)	81,250	48,750	4.26	4/21/2026	—	—
Restricted Stock	4/21/2016	(4)	—	—	—	—	60,000	159,000
Stock Options	6/15/2017	(3)	43,125	71,875	2.90	6/15/2027	—	—
Restricted Stock	6/15/2017	(4)	—	—	—	—	56,250	149,063
Stock Options	8/21/2018	(3)	—	68,000	2.69	8/21/2028	—	—
Russell C. Horowitz
Stock Options	8/12/2009		150,000	—	4.63	8/12/2019	—	—
Stock Options	5/11/2010		182,500	—	4.89	5/11/2020	—	—
Stock Options	12/20/2010		137,000	—	8.77	12/20/2020	—	—
Stock Options	12/20/2011		116,000	—	6.35	12/20/2021	—	—
Stock Options	12/20/2012		117,500	—	4.41	12/20/2022	—	—
Stock Options	12/20/2013		75,000	—	8.94	12/20/2023	—	—
Stock Options	8/21/2017	(5)	—	95,000	2.94	8/21/2027	—	—
Restricted Stock	8/21/2017	(5)	—	—	—	—	145,000	384,250
Stock Options	9/27/2018	(6)	—	15,000	2.76	47,023	—	—
Restricted Stock	9/27/2018	(6)	—	—	—	—	15,000	39,750
Former Executive Officer:
Ethan Caldwell (9)
Stock Options	8/12/2009		100,000	—	4.63	8/12/2019	—	—
Stock Options	5/11/2010		76,500	—	4.89	5/11/2020	—	—
Stock Options	12/20/2010		62,000	—	8.77	12/20/2020	—	—
Stock Options	12/20/2011		70,000	—	6.35	12/20/2021	—	—
Stock Options	12/20/2012		85,000	—	4.41	12/20/2022	—	—
Stock Options	12/20/2013		75,000	—	8.94	12/20/2023	—	—
Stock Options	4/21/2016	(3)	81,250	48,750	4.26	4/21/2026	—	—
Restricted Stock	4/21/2016	(7)	—	—	—	—	60,000	159,000
Stock Options	6/15/2017	(3)	56,250	93,750	2.90	6/15/2027	—	—
Restricted Stock	6/15/2017	(8)	—	—	—	—	30,000	79,500

(1)	Includes only those columns for which there are outstanding equity awards at December 31, 2018. All other columns have been omitted.

(2)

The market value of unvested stock awards is calculated by multiplying the number of unvested stock awards held by the applicable NEO by the closing price of $2.65 per share of our Class B common stock on the NASDAQ Global Select Market on December 31, 2018.

(3)

The option vests at the rate of 25% on the first anniversary of the grant date and 1/12 of the remainder vests quarterly thereafter in equal increments and with accelerated vesting in certain circumstances.

(4)	The shares of restricted stock vest at the rate of 25% on each of the first, second, third, and fourth anniversaries, respectively, of the grant date with accelerated vesting in certain circumstances.

(5)

The options and shares of restricted stock vest 100% on the third anniversary of the grant date assuming continued service as Executive Director on the vesting date with Double-Trigger Change in Control Acceleration and with accelerated vesting in full upon death or disability.

(6)

The annual director grant of option and shares of restricted stock vest 50% on the first and second anniversary of the grant date assuming continued service as Executive Director on the vesting date with vesting in the event of a Change in Control.

(7)

Mr. Caldwell’s 4/21/16 grant was modified in April 2017 to vest as follows: 60,000 shares on 12/20/2018, 30,000 shares each in 4/21/2019 and 4/21/2020 and in the event of termination for any reason prior to 12/20/2018, the 60,000 shares to vest on 12/20/18 will become immediately vested upon such termination with the remaining shares subject to vesting to the extent applicable as provided in Mr. Caldwell’s employment agreement with the Company.

(8)

Mr. Caldwell’s 6/15/2017 grant was modified in June 2018 to vest as follows: 10,000 shares on 12/20/2018, 10,000 shares each in 6/15/2019, 6/15/2020, and 6/15/2021 with vesting in full upon termination, to the extent vested based on the vesting schedule for such shares prior to such amendment.

(9)

Mr. Caldwell entered into an agreement with the Company on March 26, 2019 pursuant to which Mr. Caldwell terminated his employment effective March 27, 2019 (the “Termination Date”) and entered into a one (1) year consulting agreement commencing on the Termination Date, and in connection therewith, received a restricted stock grant to purchase 40,000 shares with vesting in equal quarterly amounts over the one (1) year period from the Termination Date. In connection with his employment termination, 90,000 shares of unvested restricted stock and 142,500 unvested stock options were forfeited. Mr. Caldwell exercised 156,020 vested stock options within 90 days of the Termination Date and forfeited the remaining 449,980 vested stock options as of December 31, 2018 which were not exercised.

Potential Payments upon Termination or Change in Control

Amended and Restated Executive Officer Employment Agreements

Effective on April 21, 2016, pursuant to the Compensation Committee’s review of long-term incentives and annual compensation for executive officers, we entered into an Amended and Restated Executive Officer Employment Agreement with Michael Arends.

The Amended and Restated Executive Officer Employment Agreement for Michael Arends provides for the following: (i) that the excise tax gross-up provision contained in the Retention Agreement shall terminate and have no further force and effect, and (ii) in the event the Company terminates executive’s employment for any reason other than Cause, or executive terminates his employment for Good Reason (regardless of a Change in Control) and subject to executive’s execution of a release of claims, executive will be eligible to receive the following severance and related post-termination benefits: (a) a lump sum payment equal to one (1) times executive’s then annual salary payable at the time of termination, unless the termination of executive’s employment occurs within 12 months following a Change in Control, in which case executive will receive the benefits under his Retention Agreement, (b) payment by the Company of its share of medical, dental and vision insurance premiums under COBRA (“Health Benefits”) for executive and executive’s dependents for the 12 month period following the separation date or such lesser period as executive remains eligible under COBRA, unless the termination of executive’s employment occurs within 12 months following a Change in Control, in which case executive will receive the benefits under executive’s Retention Agreement; and (c) and an additional one (1) year of time-based vesting on any unvested options, restricted stock and restricted stock units as of the separation date. In the event that executive’s employment terminates due to death or disability, and subject to execution of a release of claims, executive will be eligible to receive the following severance and related post-termination benefits: (i) payment by the Company of Health Benefits for the 18 month period following the separation date or such lesser period as executive remains eligible under COBRA, and (ii) one hundred percent (100%) of all performance and time-based unvested options, restricted stock and restricted stock units will immediately vest upon executive’s separation date. Additionally, one hundred percent (100%) of all performance and time based options, restricted stock and restricted stock units not already vested, shall become immediately vested upon the occurrence of both (a) a Change in Control, (b) followed by the first to occur of (i) a termination of executive’s employment by the Company or any successor thereto without Cause, (ii) a material diminution in the nature or scope of executive’s duties, responsibilities, authorities, powers or functions that constitutes Good Reason, or (iii) the twelve month anniversary of the occurrence of the Change in Control provided that executive then remains an employee of the Company or its successor (collectively, the “Double-Trigger Change in Control Acceleration”).

Restricted Stock and Restricted Stock Units Agreements

On June 15, 2017, we granted an aggregate of 115,000 shares of restricted stock under our 2012 Stock Plan to our current NEOs (excluding Mr. Horowitz) pursuant to a review by our Compensation Committee of equity incentive for NEOs. These shares of restricted equity are subject to certain conditions on vesting as well as the Double-Trigger Change in Control Acceleration.

On August 21, 2017 in connection with Mr. Horowitz’s appointment as Executive Director of the Board, we granted Mr. Horowitz 145,000 shares of restricted stock under our 2012 Stock Plan with 100% of such shares vesting on the third annual anniversary of the grant date assuming continued service as Executive Director on the vesting date with Double-Trigger Change in Control Acceleration and with accelerated vesting in full upon death or disability. Mr. Horowitz also received an annual director grant of 34,014 shares of restricted stock under our 2012 Stock Plan with 100% of such shares vesting on the earlier of August 21, 2018 or the date of the 2018 annual meeting of stockholders with accelerated vesting in full in the event of a Change in Control.

On September 27, 2018, Mr. Horowitz received an annual director grant of 15,000 shares of restricted stock under our 2012 Stock Incentive Plan with 50% of such shares vesting on the first and second annual anniversary of the grant date, respectively, and with accelerated vesting in full in the event of a Change in Control.

Option Agreements

On June 15, 2017, we granted an aggregate of 265,000 options under our 2012 Stock Plan to our current NEOs (excluding Mr. Horowitz) pursuant to a review by our Compensation Committee of equity incentives for NEOs. These options are subject to certain conditions on vesting as well as Double-Trigger Change in Control Acceleration.

On August 21, 2017 in connection with Mr. Horowitz’s appointment as Executive Director of the Board, we granted Mr. Horowitz 95,000 options under our 2012 Stock Incentive Plan, with 100% of such options vesting on the third annual anniversary of the grant date assuming continued service as Executive Director on the vesting date with Double-Trigger Change in Control Acceleration and with accelerated vesting in full upon death or disability.

On August 21, 2018, we granted 68,000 options under our 2012 Stock Plan to Mr. Arends pursuant to a review by our Compensation Committee of equity incentive for NEOs. These options are subject to certain conditions on vesting as well as Double-Trigger Change in Control Acceleration.

On September 27, 2018, Mr. Horowitz received an annual director grant of 15,000 options under our 2012 Stock Incentive Plan with 50% of such options vesting on the first and second annual anniversary of the grant date, respectively, and with accelerated vesting in full in the event of a Change in Control.

Retention Agreement

On October 2, 2006, we entered into a retention agreement with Mr. Arends.  The retention agreement provides that in the event of a Change in Control, Mr. Arends would be entitled to a lump sum payment equal to two times the amount calculated by adding (1) his annual salary at that time plus (2) the greater of (a) any bonus he earned with respect to the prior fiscal year, or (b) his pro rata portion of the aggregate bonus pool under our Incentive Plan for the current year assuming achievement under the Incentive Plan of the maximum performance targets for such year. With respect to Mr. Arends, if within twelve (12) months following a Change in Control: (1) the Company shall terminate his employment with the Company without cause, or (2) he shall voluntarily terminate such employment for Good Reason, the Company shall provide reimbursement of health care premiums for him and his dependents, for a period of eighteen (18) months from the date of his termination, to the extent that he is eligible for and elects continuation coverage under COBRA (provided that such reimbursement shall terminate upon commencement of new employment by an employer that offers health care coverage to its employees). In consideration for the Company’s willingness to enter into an amended and restated employment agreement with Mr. Arends effective April 21, 2016, Mr. Arends relinquished the excise tax gross-up provision which was contained his retention agreement.

Procedures for Review and Approval of Related Person Transactions

Our Audit Committee is responsible under its charter for reviewing and approving in advance any proposed related party transactions which would require disclosure under Item 404(a) of Regulation S-K and reporting to the Board of Directors on any approved transactions. The Audit Committee is responsible for ensuring that such relationships are on terms commensurate with those that would be extended to an unrelated third party.

Compensation of Directors

The Compensation Committee is responsible for periodically reviewing and recommending to the Board of Directors the compensation of our independent directors. The following table summarizes compensation earned during 2018 by each of our directors, except Mr. Horowitz, who served as our Executive Director since August 21, 2017 and as our Executive Chairman since April 9, 2019 and whose compensation is reflected in the Summary Compensation Table:

2018 Director Compensation (1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Dennis Cline	36,000	41,250	77,250
M. Wayne Wisehart	35,000	41,250	76,250
Former Director (3):
Anne Devereux-Mills	31,000	41,250	72,250
(1)	Includes only those columns relating to compensation awarded to, earned by, or paid to non-employee directors for their services.
(2)

The amounts in the stock awards column reflect the aggregate grant fair value of stock awards granted to directors in 2018 in accordance with FASB ASC Topic 718. These amounts do not reflect whether the director has actually realized or will realize a financial benefit from the awards (such as by vesting in a restricted stock).

(3)

Effective April 9, 2019 (the “Effective Date”), Ms. Devereux-Mills retired from the Board. In connection with Ms. Devereux-Mills’ retirement, the Compensation Committee accelerated the vesting in full of her options and shares of restricted stock held by Ms. Devereux-Mills as of the Effective Date.

The aggregate number of equity awards outstanding as of December 31, 2018 were:

Name	Stock Awards (#)	Option Awards (#)	Total
Dennis Cline	15,000	15,000	30,000
M. Wayne Wisehart	15,000	40,000	55,000
Former Director (3):
Anne Devereux-Mills	52,500	15,000	67,500

In September 2018, based upon the elections of the individual directors at our 2018 annual meeting of the stockholders and in accordance with Marchex’s previously announced director compensation policy: (i) the Company granted an aggregate of (i) 60,000 restricted shares of Class B common stock at a purchase price of $.01 per share; and (ii) 60,000 options at an exercise price of $2.76 per share, the exercise price being the closing price of the Company’s stock price on September 27, 2018, in each case under Marchex’s 2012 Stock Incentive Plan to each of Marchex’s directors as compensation for their annual board service. Fifty percent (50%) of such shares of restricted stock and options shall vest on the first and second annual anniversary of the grant date, respectively, and with vesting in full upon a Change in Control in each case assuming continued service on Marchex’s Board of Directors for such period.  In addition, Marchex agreed to pay an aggregate of $75,000 in cash (subject to quarterly installments) for the independent directors’ annual director service.

Effective April 9, 2019 (the “Effective Date”), Ms. Devereux-Mills retired from the Board and in connection therewith, Russell Horowitz, Executive Director and member of the Office of the CEO, was appointed Executive Chairman of the Board, and (i) Donald Cogsville was appointed to the Board and to the Audit, Compensation, and Nominating & Governance Committees thereof; and (ii) Mr. Cogsville will succeed Dennis Cline as Chairman of the Compensation Committee.

In connection with Mr. Cogsville’s appointment to the Board on the Effective Date, the Company granted Mr. Cogsville the following equity as compensation for Board service under Marchex’s 2012 Stock Incentive Plan: (i) 15,000 restricted shares of Class B common stock at a purchase price of $.01 per share; and (ii) 15,000 options at an exercise price of $4.84 per share, the exercise price being the closing price of Marchex’s stock price on April 9, 2019 (the “Grant Date”). Fifty percent (50%) of such shares of restricted stock and options shall vest on the first and second annual anniversary of the Grant Date, respectively (in each case assuming continued Board service on the applicable vesting date), and with vesting in full upon a Change in Control.  In addition, Marchex agreed to pay cash compensation for Board service to Mr. Cogsville of $6,250 per quarter prorated from the Effective Date.

EQUITY COMPENSATION PLANS

Amended and Restated 2003 Stock Incentive Plan. Our 2003 Stock Incentive Plan, effective on March 30, 2004, was adopted by our Board of Directors and approved by our stockholders on March 30, 2004 (the “2003 Stock Plan”). The 2003 Stock Plan provided for the granting of shares of Class B common stock to employees, directors, and consultants of Marchex, its affiliates and strategic partners and provided for the following types of grants:

•	incentive stock options within the meaning of Section 422 of the Internal Revenue Code, sometimes known as ISOs;
•	non-statutory stock options, which are options not intended to qualify as ISOs, sometimes known as non-qualified options; and
•	right to purchase shares pursuant to restricted stock purchase agreements.

The 2003 Stock Plan was amended in May of 2010 and provided for grants of restricted stock units to eligible participants under the 2003 Stock Plan. No further awards were made under the 2003 Stock Plan after December 31, 2012 and the 2012 Stock Plan covered the anticipated balance of shares available under the 2003 Stock Plan.

2012 Stock Incentive Plan. Our 2012 Stock Incentive Plan, effective on April 2, 2012, was adopted by our Board of Directors and approved by our stockholders on May 4, 2012 (the “2012 Stock Plan”). The 2012 Stock Plan provides for the granting of shares of Class B common stock to employees, directors, and consultants of Marchex, its affiliates and strategic partners and provides for the following types of grants:

•	incentive stock options within the meaning of Section 422 of the Internal Revenue Code, sometimes known as ISOs;
•	non-statutory stock options, which are options not intended to qualify as ISOs, sometimes known as non-qualified options;
•	right to purchase shares pursuant to restricted stock purchase agreements; and
•	restricted stock units.

2014 Employee Stock Purchase Plan. Our 2014 employee stock purchase plan was adopted by our Board of Directors on March 8, 2013 and approved by our stockholders on May 3, 2013 (the “2014 Employee Stock Purchase Plan”). The 2014 Employee Stock Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code and permits eligible employees to purchase our Class B common stock for amounts up to 15% of their compensation in purchase periods under the plan. Under the 2014 Employee Stock Purchase Plan, no employee will be permitted to purchase stock worth more than $25,000 in any calendar year, valued as of the first day of each purchase period. We have authorized an aggregate of 225,000 shares of our Class B common stock for issuance under the 2014 Employee Stock Purchase Plan to participating employees. The 2014 Employee Stock Purchase Plan provides for purchase periods which shall be determined by the Board of Directors and the purchase price of shares of Class B common stock available under the purchase plan shall be equal to 95% of the closing price of the shares of Class B common stock on the last business day of each purchase period.

Equity Compensation Plan Information

The following table sets forth certain information regarding our Class B common stock that may be issued upon exercise of options, warrants and other rights under all of our existing equity compensation plans as of December 31, 2018:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted average exercise price of outstanding options, warrants and rights ($) (b)		Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a) (#) (c)
Equity compensation plans approved by security holders:
2003 amended and restated stock incentive plan, as amended (1)	1,739,955		6.10		—
2012 stock incentive plan (2)	4,460,712	(3)	4.46	(4)	—
2014 employee stock purchase plan	—		—		130,698
Total	6,200,667		4.98	(4)	130,698

The weighted-average exercise price in column (b) is calculated based on outstanding stock options. It does not take into account shares issuable upon vesting of outstanding restricted stock units, which have no exercise price.

(1)	After December 31, 2012, no awards were made under the 2003 Stock Plan. Consists of stock options to purchase shares of our Class B common stock.
(2)

We have reserved 17,945,220 shares of Class B common stock for issuance under our 2012 Stock Plan, which includes an increase of 2,101,062 shares to the authorized number of shares available under the plan, which occurred on January 1, 2019.

(3)	Consists of stock options to purchase 3,770,263 shares of Class B common stock and restricted stock units representing the right to purchase 690,449 shares of our Class B common stock.
(4)	Calculated exclusive of outstanding restricted stock units.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership. Directors, officers and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on review of the copies of such reports the Company has received, or written representations that no other reports were required for those persons, the Company believes that its directors, officers and 10% stockholders complied with all applicable filing requirements during 2018.

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the SEC. Proposals of stockholders of the Company intended to be presented for consideration at our 2020 Annual Meeting of Stockholders must be received by the Company no later than April 17, 2020 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholder proposals should be addressed to the attention of the Company’s General Counsel, 520 Pike Street, Suite 2000, Seattle, Washington 98101. Stockholders who wish to present a proposal at our 2020 Annual Meeting of Stockholders, other than one that will be included in our proxy materials, should send notice to the Company by July 28, 2020. If a stockholder proposal is not submitted by this date and it is properly brought before our 2019 Annual Meeting of Stockholders, we may exercise voting discretion to vote the proxies that the Board of Directors solicits for our 2020 Annual Meeting of Stockholders on such stockholder proposal in accordance with our best judgment. If a stockholder makes a timely notification, the people we name as proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the SEC. The corresponding proposal submission date for our 2019 Annual Meeting of Stockholders was July 29, 2019. We have discretionary authority to vote the proxies that the Board of Directors solicits for our 2019 Annual Meeting of Stockholders on any stockholder proposals properly brought before our 2019 Annual Meeting of Stockholders with respect to which the Company was not notified by that date.

2018 ANNUAL REPORT ON FORM 10-K AND SEC FILINGS

Our financial statements for the fiscal year ended December 31, 2018 are included in our Annual Report on Form 10-K. Our Annual Report and this proxy statement are posted on our website at www.marchex.com (See About Us-Investor Relations-SEC Filings) and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report and this proxy statement without charge by sending a written request to Marchex Investor Relations, 520 Pike Street, Suite 2000, Seattle, Washington 98101, or by calling (206) 331-3300.

01 - Dennis Cline 04 - M. Wayne Wisehart 02 - Donald Cogsville 03 - Russell C. Horowitz For Withhold For Withhold For Withhold 4 1 B V MARCHEX, INC. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 033JUA + + Proposals — The Board of Directors recommends a vote IN FAVOR OF the directors listed in Proposal 1 and a vote A IN FAVOR OF Proposal 2. 2. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. 3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon such other matters as may properly come before the meeting. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED IN PROPOSAL 1 AND IN FAVOR OF PROPOSAL 2. 1. To elect four directors to serve on the Company’s Board of Directors until their successors are duly elected and qualified: For Against Abstain NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting Proxy Card 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 4 2 5 2 9 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # . ˜ You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/MCHX or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/MCHX Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on September 25, 2019. Your vote matters – here’s how to vote!  Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MCHX CLASS B COMMON STOCK ANNUAL MEETING OF STOCKHOLDERS, SEPTEMBER 26, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MARCHEX, INC. The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held September 26, 2019 and the Proxy Statement, and appoints Michael Arends and Michelle Paterniti, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Class B common stock of Marchex, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entities, at the Annual Meeting of Stockholders of the Company to be held at Marchex, Inc., 520 Pike Street, 1211 Building Conference Center, 12th Floor, Seattle, Washington, on September 26, 2019 at 10:00 a.m. Pacific Time, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below and on the reverse side. Please mark, date, sign and return this proxy promptly in the enclosed envelope. (Continued and to be marked, dated and signed, on the other side) Proxy — MARCHEX, INC. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the Annual Report to Stockholders are available at: www.investorvote.com/MCHX.